      As filed with the Securities and Exchange Commission on September 24, 1999
                                                 Registration No. ______________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     Under
                          The Securities Act Of 1933

                               CATALYTICA, INC.
              (Exact name of issuer as specified in its charter)

                            ______________________

        DELAWARE                                       94-2262240
  --------------------                            --------------------
(State of Incorporation)                 (I.R.S. Employer Identification Number)


                              430 Ferguson Drive
                         Mountain View, CA 94043-5272
  (Address, including zip code, of Registrant's Principal Executive Offices)

                            ______________________

             WYCKOFF CHEMICAL COMPANY, INC. 1993 STOCK OPTION PLAN
                WYCKOFF CHEMICAL COMPANY, INC. STOCK BONUS PLAN
                             (Full Title of Plan)

                            ______________________

                              Dr. Ricardo B. Levy
                     President and Chief Executive Officer
                               Catalytica, Inc.
                              430 Ferguson Drive
                         Mountain View, CA 94043-5272
                                (650) 960-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ______________________

                                   Copy to:
                             Barry E. Taylor, Esq.
                       Wilson Sonsini Goodrich & Rosati,
                           Professional Corporation
                              650 Page Mill Road
                          Palo Alto, California 94304
                                (650) 493-9300

                            ______________________

                                            CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                             Proposed           Proposed
                                                         Amount              Maximum            Maximum
  Title of Securities                                    to be            Offering Price       Aggregate          Amount of
   to be Registered                                    Registered(1)         Per Share       Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock of the Registrant to be issued
 upon exercise of options granted under the
 Wyckoff Chemical Company, Inc. 1993 Stock
 Option Plan.......................................   463,956 shares         $  5.80(2)        $2,690,945          $ 748.08

Common Stock of the Registrant to be issued
 pursuant to rights granted under the Wyckoff
 Chemical Company, Inc. Stock Bonus Plan...........     2,718 shares         $16.063(3)        $   43,659          $  12.14
---------------------------------------------------------------------------------------------------------------------------------
                     TOTALS:                          466,674 shares         $21.863           $2,734,604          $ 760.22
=================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable upon exercise of options granted under the Wyckoff Chemical Company, Inc. 1993 Stock Option Plan (the "1993 Plan") and pursuant to rights granted under the Wyckoff Chemical Company, Inc. Stock Bonus Plan (the "Bonus Plan") (collectively, the "Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the Registrant.

(2) Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. With respect to shares subject to outstanding options to purchase common stock under the 1993 Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $5.80 per share.

(3) Computed in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee. With respect to shares issuable pursuant to rights under the Bonus Plan, the proposed maximum offering price per share is $16.063, based on the closing price of the Registrant's Common Stock on September 20, 1999.

================================================================================

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Catalytica, Inc., a Delaware corporation ("Catalytica" or "Registrant"):

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 30, 1999.

     2. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999, filed on May 14, 1999 and August 13, 1999, respectively.

     3.   The Registrant's Proxy Statement on Schedule 14A filed on April 30,
          1999.

     4. The Registrant's Registration Statement on Form 8-A relating to the Registrant's Common Stock which became effective on February 8, 1993, as amended on November 19, 1996 and July 29, 1997, and any amendment or report filed for the purpose of updating such description.

     5. The Registrant's Amendment No. 1 to the Registration Statement on Form S-4 relating to the acquisition of Wyckoff, filed on August 19, 1999.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Certificate of Incorporation

     Article 10 of Catalytica's certificate of incorporation provides that, to the fullest extent permitted by Delaware law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

     . for any breach of their duty of loyalty to the corporation or its shareholders,

     . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

     . for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or

     . for any transaction from which the director derived an improper personal benefit.

Bylaws

     Article VI of Catalytica's bylaws provides that Catalytica: (1) will indemnify any person who was or is a party to any proceeding, whether civil, criminal, administrative or investigative, arising out of the fact that he was or is an agent of Catalytica and by reason of the fact that he is or was a director or officer of the corporation or a predecessor corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and
(2) may indemnify any person who was or is a party to any proceeding, whether civil, criminal, administrative or investigative, arising out of the fact that he was or is an agent of Catalytica, other than an action by or in the right of the corporation by reason of the fact that he

     . is or was an employee or agent of the corporation or a predecessor corporation, or

     . is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise,

against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the proceeding.

     Catalytica's bylaws also permit Catalytica to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the provisions of Delaware law would permit indemnification. Catalytica currently maintains liability insurance for its officers and directors.

     Catalytica has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in Catalytica's certificate of incorporation and bylaws. These agreements, among other things, indemnify Catalytica's directors and officers for certain expenses incurred by any such person in any action or proceeding, including any action by or in the right of Catalytica, arising out of such person's services as a director or officer of Catalytica, any subsidiary of Catalytica or any other company or enterprise to which the person provides services at the request of Catalytica.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

            4.1   Wyckoff Chemical Company, Inc. 1993 Stock Option Plan.
            4.2   Wyckoff Chemical Company, Inc. Stock Bonus Plan.
            5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.
            23.1  Consent of Counsel (contained in Exhibit 5.1).
            23.2  Consent of Ernst & Young LLP, Independent Auditors.
            23.3  Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.
            23.4  Consent of BDO Seidman, LLP, Independent Accountants.
            24.1  Power of Attorney (see the signature page hereto).

ITEM 9.   UNDERTAKINGS.

     (a)     The Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on September 23, 1999.

                                        CATALYTICA, INC.

                                        By: /s/ Dr. Ricardo B. Levy
                                            ----------------------------------
                                            Dr. Ricardo B. Levy, President and
                                            Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ricardo B. Levy and Lawrence J. Briscoe, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                      Title                                   Title
             ---------                                      -----                                   -----
  /s/ Dr. Ricardo B. Levy               President, Chief Executive Officer and Director        September 23, 1999
------------------------------------    (Principal Executive Officer)
Dr. Ricardo B. Levy

  /s/ Lawrence J. Briscoe               Vice President, Finance and Administration and         September 23, 1999
------------------------------------    Chief Financial Officer (Principal Financial and
Lawrence J. Briscoe                     Accounting Officer)


                                        Chairman of the Board of Directors and Chief           September __, 1999
------------------------------------    Strategic Officer
James A. Cusamano

  /s/ Richard Fleming                   Director                                               September 23, 1999
------------------------------------
Richard Fleming

  /s/ Alan Goldberg                     Director                                               September 23, 1999
------------------------------------
Alan Goldberg

  /s/ Howard I. Hoffen                  Director                                               September 23, 1999
------------------------------------
Howard I. Hoffen

  /s/ Ernest Mario                      Director                                               September 23, 1999
------------------------------------
Ernest Mario

  /s/ John A. Urquhart                  Director                                               September 23, 1999
------------------------------------
John A. Urquhart

                               INDEX TO EXHIBITS

Exhibit
Number         Description
------         -----------
  4.1          Wyckoff Chemical Company, Inc. 1993 Stock Option Plan.
  4.2          Wyckoff Chemical Company, Inc. Stock Bonus Plan.
  5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, with respect to the legality of the securities being registered.
 23.1          Consent of Counsel (contained in Exhibit 5.1).
 23.2          Consent of Ernst & Young LLP, Independent Auditors.
 23.3          Consent of PricewaterhouseCoopers LLP, Independent Accountants.
 23.4          Consent of BDO Seidman, LLP, Independent Accountants.
 24.1          Power of Attorney (See page 5).